CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report, dated , February 1, 2014, for the NorthQuest Capital Fund, Inc., and to all references to our firm included in or made part of this Post-Effective Amendment No. 29 under the Securities Act of 1933 and Post-Effective Amendment No. 29 under the Investment Company Act of 1940 to NorthQuest Capital Fund, Inc.’s Registration Statement on Form N-1A (File Nos. 333-63416 and 811-10419), including the reference to our firm under the heading “Other Service Providers” in the Statement of Additional Information of the Fund.

Abington, Pennsylvania

March 20, 2014